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                                                                    Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON FINANCIAL STATEMENT SCHEDULE

TO THE DIRECTORS OF COREL CORPORATION

Our audits of the combined consolidated financial statements referred to in our report to the directors dated March 7, 2006 (except as to Notes 2, 12 and 18 which are as of March 31, 2006), appearing in the Form F-1 also included an audit of the Financial Statement Schedule I. In our opinion, the financial statement schedule represents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined consolidated financial statements.

Ottawa, Canada
March 7, 2006